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                                                                  EXHIBIT 5.1

                    OPINION OF PILLSBURY MADISON & SUTRO LLP

                                  June 15, 1999

Vical Incorporated
9373 Towne Centre Drive, Suite 100

San Diego, CA 92121

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Vical Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 750,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated Stock Incentive Plan of Vical Incorporated (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                               /s/ Pillsbury Madison & Sutro LLP
                               Pillsbury Madison & Sutro LLP